ABITIBIBOWATER INC.
EXHIBIT 32.1
Certification
  Pursuant to 18 U.S.C. § 1350, the undersigned officer of ABITIBIBOWATER INC. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 12, 2008	/s/ John W. Weaver Name: John W. Weaver
Title: Executive Chairman and Chairman of the Board of Directors

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.